© 2026 SEI® 1 Investor Contact: Media Contact: Brad Burke Alicia Rudd SEI SEI +1 610-676-5350 +1 610-676-3887 bburke2@seic.com arudd@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.52 per Share OAKS, Pa., May 27, 2026 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on May 27, 2026 declared a regular semi-annual dividend of $0.52 per share. The cash dividend will be payable to shareholders of record on June 8, 2026, with a payment date of June 16, 2026. About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of March 31, 2026, SEI manages, advises, or administers approximately $1.9 trillion in assets. For more information, visit seic.com. ### Press release.